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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                               WALNUT FUNDS, INC.

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Walnut Funds, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Ninth and Article Tenth thereof and by substituting in lieu of said Articles the following new Article Ninth and Article Tenth.

                               "INDEMNIFICATION

     NINTH: Each person who is or was a director or officer of the Corporation and each person who serves or served at the request of the Corporation as a director, officer, or partner of another enterprise shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended (as limited by the Investment Company Act of 1940, as amended, or any valid rule, regulation or order of the Securities and Exchange Commission thereunder, in each case as now or hereafter in force (the "1940 Act"). No amendment to or repeal of this Article Ninth shall apply to or have any effect on the rights of any individual referred to in this Article Ninth for or with respect to acts omissions of such individual occurring prior to such amendment or repeal."

                        "PERSONAL LIABILITY OF DIRECTORS

     TENTH: To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended (as limited by the 1940 Act), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the effect date of such amendment or repeal."

     3. This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended.

Dated as of the 8th day of October, 1997.

                                   /s/ Joel S. Kanter
                                   Joel S. Kanter, President of the Corporation



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                          CERTIFICATE OF INCORPORATION
                                       OF
                               WALNUT FUNDS, INC.

                                      NAME

FIRST:  The name of the corporation is: Walnut Funds, Inc.

                         REGISTERED OFFICE AND AGENT

SECOND: The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, 19805, County of New Castle. The name of the corporation's registered agent at such address is Corporation Service Company.

                                   PURPOSE

THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.

                              AUTHORIZED STOCK

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value of $.01 per share.

                                INCORPORATOR

FIFTH:  The name and mailing address of the incorporator is as follows:

       NAME                  MAILING ADDRESS
       ----                  ---------------

       Dianne M. Chiappetti  Barack Ferrazzano Kirschbaum
                              Perlman & Nagelberg
                             333 West Wacker Drive
                             Suite 2700
                             Chicago, Illinois 60606

                                   BYLAWS

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, amend or repeal the bylaws of the corporation.


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                                WRITTEN BALLOTS

SEVENTH: Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                   AMENDMENTS

EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                INDEMNIFICATION

NINTH: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer, or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the rights of any individual referred to in this Article Ninth for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                        PERSONAL LIABILITY OF DIRECTORS

TENTH: To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effect date of such amendment or repeal.

                        CERTAIN ARRANGEMENTS BETWEEN THE
                         CORPORATION AND ITS CREDITORS

ELEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provision of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the



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stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

Dated as of the 3rd day of March, 1997.


                                 /s/ Dianne M. Chiappetti
                                 Dianne M. Chiappetti
                                 Being the sole incorporator of the corporation.